UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2007

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2280 N. Greenville Avenue
Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 234-2525.

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, Fossil, Inc. (the “Company”) received a Nasdaq Staff Determination notice on November 20, 2006, stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because the Company had not timely filed its Quarterly Report on Form 10-Q for the quarter ended October 7, 2006.  On February 1, 2007, the Company attended a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”), at which meeting the Company presented its plan to evidence compliance with Nasdaq’s filing requirement.

On March 16, 2007, the Company received a letter indicating that the Panel issued a formal decision granting the Company’s request for continued listing, subject to the following conditions:  (i) on or about April 16, 2007, the Company must provide certain additional information to the Panel regarding the Company’s investigation of its historical equity granting practices and (ii) on or before May 21, 2007, the Company must become current in its delinquent periodic reports, and file required restatements, if any.

On March 13, 2007, the Company received an Additional Staff Determination letter indicating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because the Company has not timely filed its Annual Report on Form 10-K for the period ended January 6, 2007, and that this filing delinquency serves as an additional basis for delisting the Company’s securities from the Nasdaq Global Select Market.  The Company intends to request that the Form 10-K delinquency be resolved in the same manner as the Form 10-Q.

There can be no assurance that the Company’s securities will continue to be listed on the Nasdaq Global Select Market unless and until the Company can achieve full compliance with all the requirements of the that Market.

The Company issued a press release in connection with the foregoing matters on March 19, 2007, which release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Press Release dated March 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 19, 2007

FOSSIL, INC.
By:	/s/ Mike L. Kovar
Name:	Mike L. Kovar
Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 19, 2007.